SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 22, 2004
                                                         ----------------


                         HARBOR FLORIDA BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                        000-22817                65-0813766
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(State or other jurisdiction            (Commission             (IRS Employer
        of incorporation)               File Number)         Identification No.)


                   100 S. Second Street, Fort Pierce, FL 34950
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               (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code (772) 461-2414
                                                   ---------------




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          (Former name or former address, if changed since last report)

Item 8.01         Other Events

         On October 22, 2004, Harbor Florida Bancshares, Inc. ("Bancshares") announced that it would be participating in the Ryan Beck Financial Institutions Investor Conference in New York City, October 27, 2004. A copy of the press release dated October 22, 2004 is attached as Exhibit 99.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   October 26, 2004                HARBOR FLORIDA BANCSHARES,
                                            INC., Registrant


                                         By:           /s/
                                              ----------------------
                                              Name:  H. Michael Callahan
                                              Title:  Senior Vice President and
                                              Chief Financial Officer



Exhibit No.                Description

99                         Press release dated October 22, 2004

                                                                 Exhibit 99



Harbor Florida Bancshares, Inc. to Present at RYAN BECK'S FINANCIAL INSTITUTIONS Investor Conference

For Immediate Release:  October 22, 2004


(Fort Pierce, FL) Harbor Florida Bancshares, Inc. (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank announced today that it would be participating in the Ryan Beck Financial Institutions Investor Conference in New York City, October 27, 2004.

Michael J. Brown, Sr., Harbor's President and Chief Executive Officer, is scheduled to make a presentation at 10:45 a.m. (EDT). Accompanying President Brown will be David C. Hankle, Sr. Vice President of Commercial Lending/Credit Administration and Michael J. Brown, Jr., Sr. Vice President of Retail Banking. The Conference will be accessible via a live conference line at (800) 441-0022.
The   presentation    slides   will   be   available   on   Harbor's website,
www.harborfederal.com, in the Shareholder Information link.


Harbor Federal is headquartered in Fort Pierce, Florida and has 36 locations in a seven-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations,(772) 460-7002; http://www.harborfederal.com.